Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

(as of December 29, 2015)

I.SUBSIDIARIES WHOLLY-OWNED BY TEXAS ROADHOUSE, INC.

NAME OF ENTITY	FORM OF ENTITY
Strategic Restaurant Concepts, LLC	Kentucky limited liability company
Armadillo, Inc.	Colorado corporation
Roadhouse-Creek of NJ, LLC	Kentucky limited liability company
Texas Roadhouse Development Corporation	Kentucky corporation
Texas Roadhouse Holdings LLC	Kentucky limited liability company
Texas Roadhouse International, LLC	Nevada limited liability company
Texas Roadhouse Management Corp.	Kentucky corporation

II.INDIRECTLY WHOLLY-OWNED SUBSIDIARIES

NAME OF ENTITY	FORM OF ENTITY
Roadhouse Enterprises, Inc.	Texas Corporation
Texas Roadhouse Delaware LLC	Delaware limited liability company
Texas Roadhouse of Kansas, LLC	Kansas limited liability company
Texas Roadhouse of Reno, NV, LLC	Nevada limited liability company
Texas Roadhouse of Vermont, LLC	Vermont limited liability company
TRDC International, LLC	Nevada limited liability company
Texas Roadhouse International Services, LLC	Kentucky limited liability company
Roadhouse Private Beverage Club of Pelham, Inc.	Alabama Corporation
Texas Roadhouse of Vermont Intermediate Holdings	Vermont limited liability company
Texas Roadhouse Administrative Services, LLC	Kentucky limited liability company
SRC Beverage Corp.	Texas Corporation
Texas Roadhouse of Baltimore County, MD	Kentucky limited liability company
SRC Beverages of Kansas, LLC	Kansas limited liability company

III.PARTIALLY-OWNED SUBSIDIARIES

NAME OF ENTITY	FORM OF ENTITY
Texas Roadhouse of Austin-North, Ltd.	Kentucky limited partnership
Texas Roadhouse of Austin, Ltd.	Kentucky limited partnership
Texas Roadhouse of Baytown, TX, LLC	Kentucky limited liability company
Texas Roadhouse of Corona, CA LLC	Kentucky limited liability company
Texas Roadhouse of Fort Myers, FL, LLC	Kentucky limited liability company
Texas Roadhouse of Gilbert, AZ, LLC	Kentucky limited liability company
Texas Roadhouse of Hendersonville, de Novo, LLC	Kentucky limited liability company

Texas Roadhouse of Huber Heights, LLC	Kentucky limited liability company
Texas Roadhouse of Jacksonville, NC, LLC	Kentucky limited liability company
Texas Roadhouse of Lancaster OH, LLC	Kentucky limited liability company
Texas Roadhouse of Lexington, KY, II, LLC	Kentucky limited liability company
Texas Roadhouse of Mansfield, Ltd.	Kentucky limited partnership
Texas Roadhouse of Menifee, CA, LLC	Kentucky limited liability company
Texas Roadhouse of Parker, LLC	Kentucky limited liability company
Texas Roadhouse of Stillwater, OK, LLC	Kentucky limited liability company
Texas Roadhouse of Warwick, LLC	Kentucky limited liability company

Majority-Owned Subsidiaries

Texas Roadhouse of Austin-North, Ltd.

Texas Roadhouse of Austin, Ltd.

Texas Roadhouse of Baytown, TX, LLC

Texas Roadhouse of Fort Myers, FL, LLC

Texas Roadhouse of Gilbert, AZ, LLC

Texas Roadhouse of Hendersonville, de Novo, LLC

Texas Roadhouse of Huber Heights, LLC

Texas Roadhouse of Jacksonville, NC, LLC

Texas Roadhouse of Lancaster OH, LLC

Texas Roadhouse of Lexington, KY, II, LLC

Texas Roadhouse of Mansfield, Ltd.

Texas Roadhouse of Menifee, CA, LLC

Texas Roadhouse of Parker, LLC

Texas Roadhouse of Stillwater, OK, LLC

Texas Roadhouse of Warwick, LLC

Texas Roadhouse of Corona, CA, LLC